Exhibit 10.2

PSl3C (2018) ZH08002

Small Business Working Capital Loan Contract

Contract No.: 44008995100 218101007

POSTAL SAVINGS BANK OF CHINA

Dear Customer: In order to safeguard your rights and interests before signing the contract, please read every paragraph of the contract carefully (especially with bold headline or boldface text terms), pay attention to this contract that involves quantity and quality, price or cost, term and method of performance, safety precautions and risk warnings, after-sales service, civil liability and other provisions. If you have any questions or uncertainties, please consult the lending bank, or consult your lawyer and other professional. If you have any business consultation or complaints, please call Postal Savings Bank of China’s customer service hotline at 95580.

According to relevant national laws and regulations, the parties listed in the special terms of this contract have reached an agreement through negotiation. This contract is entered by the parties (the information of the contracting party is in Part II Article 1 of this contract) in accordance with the law on an equal and voluntary basis. All contract terms are the true expression of the intention of the parties.

Part I General Terms

Article 1 For parties to the contract, see Part II Article 1 of this contract.

Article 2 For the nature of the contract, see Part II Article 2 of this contract.

Article 3 The currency and amount of the loan is set forth in Part II Article 3 of this contract.

Article 4 The purpose of the loan is set forth in Part II Article 4 of this contract.

Article 5 The term of the loan is set forth in Part II Article 5 of this contract. The specific term of an individual loan shall be subject to the provisions of the Receipt of Loan of Credit Extension of Postal of Savings Bank of China for Small Business. The term of an individual loan shall start from the date when the loan funds reach the designated account of the borrower and end on the date when all the principal and final interest provided in this contract are paid off. If the drawdown is made in multiple times, the maturity date of each drawdown shall not exceed the last maturity date of the loan.

Article 6 Interest rate, penalty interest rate, calculation of interest and settlement of interest

6.1 The interest rate of the loan is shown in Part II Article 6 of this contract.

6.2 Penalty interest rate

6.2.1 The lender shall have the right to calculate and collect the interest at the daily interest penalty rate for the loan principal that the borrower fails to repay on the date stipulated in the contract (including the announced early maturity). For the interest that cannot be paid on time, the penalty interest rate shall be calculated and collected at a compound interest rate. Penalty interest rate is the loan interest rate plus 50%.

6.2.2 For the loan that the borrower fails to use for the purpose provided in the contract, the lender shall have the right to calculate and collect the interest at the daily interest penalty rate. For the interest that cannot be paid on time, the penalty interest rate shall be calculated and collected at the compound interest rate. Penalty interest rate is the loan interest rate plus 100%.

For the loan that the borrower fails to use for the purposed provided in the contract and fails to repay on the date agreed in the contract (including the announced early maturity), the higher penalty interest rate as agreed above shall apply. If the loan interest rate is adjusted in accordance with the contract, the penalty interest rate shall also change correspondingly after the adjustment of the interest rate, and the cycle of change shall be consistent with the cycle of interest rate change.

6.3 Interests calculation

Interest on the loan shall be calculated from the date when an individual loan is disbursed to the borrower’s account. The interest calculation method of the loan under this contract varies according to the repayment method, which is divided into daily interest, monthly interest and quarterly interest. Interest on a daily basis is the smallest unit of interest. The daily interest rate = monthly interest rate /30= annual interest rate /360. Monthly interest is the smallest unit of interest calculated on a monthly basis. Monthly interest = annual rate / 12. Quarterly interest is the smallest unit of interest calculated on a quarterly basis. Quarterly interest = annual rate / 4.

6.4 Interest settlement

6.4.1 The loan hereunder shall pay interest on a monthly (quarterly) basis starting from the disbursement date, and the interest settlement date shall be the 20th day of each month (quarter). The interest settlement date shall be the repayment date. If the interest settlement date is not a working day, the repayment shall still be made on the interest settlement date. If the borrower’s repayment account is insufficient to pay the current loan principal and interest, the repayment can be postponed to the next bank working day. If the borrower still has not paid the principal and interest of the current loan on the first extended bank working day, it shall determine the overdue situation according to the original interest settlement date. When the loan is due, the interest should be settled with the principal.

6.4.2 After the interest settlement date, the lender shall have the right to calculate and collect compound interest on the outstanding interest according to the interest settlement method and overdue penalty interest rate agreed herein.

Article 7 Prerequisites for loan disbursement

Unless waived in whole or in part by the lender, the lender shall be obliged to disburse the loan only if the following prerequisites are consistently met:

7.1 The borrower has completed the formalities for approval, registration, delivery, insurance and other procedures related to the loan hereunder;

7.2 If the contract is provided with collateral, the security interest on the collateral as required by the lender has become effective and remains valid;

7.3 The borrower does not have any breach of contract or any events which may endanger the creditor’s rights of the lender as agreed herein;

7.4 Laws, regulations and rules do not prohibit or restrict the lender from disbursing loans hereunder;

7.5 There are no events that the lender believes may affect the borrower’s credit capacity and the safety of the loan, including but not limited to the overdue debts of the borrower in any financial institution or major litigation cases;

7.6 Other requirement of disbursement stipulated by laws, regulations and the contract have been met.

Article 8 The method of loan disbursement and payment is provided in Part II Article 7 of this contract.

Article 9 When applying for the use of loan, the borrower shall submit the Letter of Loan Disbursement of Credit Line for Small Business / Application for Disbursement of Loan for Small Business. After the examination and approval of the lender, the lender shall disburse the loan accordingly. The amount, term, purpose, interest rate and repayment method of the loan shall be determined in accordance with the provisions of this contract and the Receipt of Loan of Credit Extension of Postal of Savings Bank of China for Small Business (the “Receipt” hereafter). The Receipt is an integral part of this contract.

Article 10 Method of payment

10.1 The payment of the loan under this contract may be made in the following two ways:

10.1.1 Entrusted payment by the lender. The borrower shall submit relevant transaction materials in a manner and within a time limit as required by the lender and shall cooperate with the lender to make affirmation records of relevant details as required.

10.1.2 Discretionary payment by the borrower. The borrower shall regularly summarize and report the payment of loan funds, and the lender shall have the right to verify whether the loan payment conforms to the agreed purpose through account analysis, voucher inspection or on-site investigation. If the borrower adopts the method of discretionary payment, it shall submit the list of actual payment within 15 days after the loan is granted. If the borrower fails to submit the “payment list” in accordance with the agreed format and time, the lender shall have the right to hold the borrower liable for breach of contract in accordance with this contract.

10.2 Entrusted payment shall be made by the lender in the following circumstances:

10.2.1 A new credit business relationship with the borrower is established and the borrower’s credit status is normal;

10.2.2 If the identity of payee is certain and the individual payment is more than RMB 5 million yuan (excluding RMB 5 million yuan), the discretionary payment method shall be adopted;

10.2.3 Other circumstances determined by the lender.

Article 11 The borrower authorizes the lender to remit the loan to the loan account, the interest of the loan is calculated from actual disbursement date, and the loan account is shown in Part II Article 8 of this contract. The consent of the lender shall be obtained if the borrower changes the account, and the new account shall be opened with the lender.

Article 12 Repayment

12.1 Repayment method is set forth in Part II Article 9 of this contract. The repayment schedule generated according to this contract in the lender's computer system is an effective part of this contract and has the same legal effect as this contract.

12.2 Repayment agreement

The borrower shall deposit the current payable amount in full into the designated repayment account before 16:00 on the repayment date agreed herein, and the lender shall deduct the amount on the interest settlement date. Please refer to Part II Article 10 of this contract for repayment account information.

If the account provided by the borrower is frozen, deducted, changed or the balance is insufficient, and the lender is unable to deduct the principal and interest in full amount, the borrower shall promptly provide the lender with a new repayment account or make up the difference of the account, so that the lender can deduct the principal and interest of the loan in full amount on time. Under the above circumstances, if the lender fails to collect the principal and interest receivable in full due to the borrower, the borrower is responsible for breach of contract.

12.3 For prepayments, see Part II Article 11 of this contract. If the borrower applies for prepayments, the borrower shall submit a written application to the lender 5 working days in advance. After the approval of the lender, the borrower may return part of the principal or settle the loan in advance. For partial prepayments, the minimum amount of application is 10,000 yuan, and the amount of prepayments must be multiple of 100 yuan.

12.3.1 For the loan with installment repayment method, if the borrower applies to repay all the loan in advance, the lender shall calculate and collect the loan interest according to the actual number of days from the last repayment date to the prepayment date of the remaining principal of the loan. If the borrower applies for prepayment of part of the loan, the lender shall first deduct the principal and interest of the period in which the borrower applies for from the amount of applied prepayment, and then apply the remaining amount of repayment application for prepayment of the loan principal.

12.3.2 After the partial prepayment, the borrower shall repay the principal and interest of the loan in accordance with the amount of repayment for each period determined according to the remaining principal amount of the loan, the remaining term and the current interest rate of the loan.

Article 13 For term adjustment, see Part II Article 12 of this contract.

13.1 In principle, the borrower’s application of extension for the repayment should be submitted 30 working days before the loan due date. Upon the approval of the lender, both parties shall go through relevant procedures and the extension period shall not exceed the original term of the loan. When the original term of the loan plus the extension term reaches the new term level of interest rate, the interest rate of the loan shall be calculated and collected according to the new term level of interest rate from the date of extension. The paid interest is no longer adjusted.

13.2 If the borrower applies to accelerate the loan, it shall submit a written claim to the lender to accelerate the loan five (5) working days prior to the due date of the loan. After the examination and approval of the lender, both parties shall go through relevant procedures. When the term of contract is accelerated, the repayment plan shall be recomputed according to the original loan interest rate, the loan term after the acceleration and the remaining loan principal.

13.3 If the borrower applies for an adjustment of the loan term, it shall first repay the principal and interest of the loan in arrears (if any) and the loan principal and interest for the whole period of the period covered by the adjustment.

Article 14 The form of security under this contract is set forth in Part II Article 13 of this contract.

Article 15 In the event of any change in the security hereunder to the detriment of the creditor’s right of the lender, the borrower shall, upon notice of the lender, provide another security that meet the requirement of the lender.

Article 16 Rights and obligations of the lender

16.1 The lender shall disburse the loan in accordance with this contract and the relevant contracts and texts, except for the delay caused by the borrower or other reasons not attributable to the lender;

16.2 The lender shall have the right to require the borrower to repay the principal and interest of the loan and reimburse various fees associated with creditor's right, exercise other rights stipulated in this contract and require the borrower to perform other obligations hereunder;

16.3 Regarding payables due under this contract, the related contract and documents, the borrower hereby irrevocable authorize the lender to collect the principal and interest, insurance premium, liquidated damages and compensation directly from the borrower’s accounts with the Postal Savings Bank of China and its branches without obtaining further consent from the borrower, and any outstanding balance in such accounts are all deemed as due immediately. If the currency of the cash in the account is different from the currency of the loan, the lender shall have the right to convert it into the currency of the loan according to the listed foreign exchange price of the day for repayment of the loan. If the lender withholds the borrower's fixed deposit before maturity and needs to withdraw all of it in advance, the interest shall be calculated and paid at the rate of current deposit published on the day of drawdown. If part of the deposit needs to be withdrawn in advance, the interest will be calculated and paid at the current deposit rate published on the day of drawdown, and the interest will be calculated and paid at the time of maturity at the rate of fixed deposit on the date of account opening. The borrower shall be liable for any loss of interest arising from the withholding. In addition, the lender has the right to inquire into the above-mentioned accounts and to check the use of the borrower's funds at any time;

16.4 The lender shall have the right to impose sanctions against the borrower for evading the supervision of the lender, defaulting on the principal and interest of the loan or other breach of contract, and shall have the right to notify the relevant authorities, make collection announcements through the media, and provide relevant information of the borrower to collection agencies for collection purposes;

16.5 The lender shall have the right to understand and inquire about the operation, credit standing, use of the loan and the performance of the loan contract of the borrower and the guarantor, and shall require the borrower to provide financial statements and other relevant information periodically.

Article 17 Rights and obligations of the borrower

17.1 The borrower has the right to ask the lender to issue the loan as agreed herein and to use the loan for the purposes agreed herein;

17.2 The borrower shall have the right to require the lender to keep confidential with the relevant financial materials and business secrets provided by the borrower, except as otherwise provided by laws, regulations and rules, as otherwise required by the competent authority or as otherwise agreed by both parties;

17.3 The borrower shall repay the principal and interest of the loan under this contract on schedule in accordance with the provisions of this contract, the Receipt and other relevant contracts and documents;

17.4 The borrower promise to open the account in the Postal Savings Bank of China as the main account of collecting and settlement in accordance with the Interim Measures for The Management of Working Capital Loans to ensure that the proportion of settlement is not lower than the proportion of lender’s loans out of all borrower’s loans, the borrower agrees to accept the lender’s supervision on the inflow and outflow of the borrower’s funds;

17.5 Before the borrower pays off all principal, interest and expenses hereunder, the borrower shall, as required by the lender, periodically or randomly submit the authentic financial statements, all bank accounts, deposit and loan balances and cooperate with the lender to carry out credit asset inspection activities periodically or randomly as required by the lender;

17.6 The borrower shall not, without the consent of the lender in writing, provide guarantee for the debts of others before paying off all principal, interest and expenses hereunder, shall not lend funds to others, and shall not give priority to the repayment of private lending funds;

17.7 The borrower shall use the loan for the purposes agreed herein and shall not wrongfully occupy, misappropriate or engage in illegal or illegal transactions with bank loans. It shall cooperate with lender and assist with the lender's inspection and supervision of its operational, financial activities and loan usage under this contract. It shall not withdraw funds, transfer assets or use affiliated transactions to evade debts to the lender. It shall not use false contracts with related parties to obtain bank funds or credit extension such as using notes receivable and accounts receivable as pledge with no real trade background.

17.8 In case of any of the following circumstances, the borrower shall promptly notify the lender in writing:

17.8.1 Change of domicile, communication address, business scope, legal representative and other business registration items;

17.8.2 Any event, including but not limited to major economic disputes, bankruptcy and deterioration of financial status, that threatens its normal operation or has a material adverse impact on its fulfilment of repayment obligations hereunder;

17.8.3 Business suspension, dissolution, suspension for rectification, revocation of business license or cancellation of business;

17.8.4 Other major events that may affect the borrower's solvency.

In case of any of the circumstances listed in Section 17.8.1, the lender shall be notified in writing within 15 days from the date of the change. In case of any other circumstances, the lender shall be notified in writing on the date of such circumstances.

If the borrower amends its bylaws, it shall obtain the consent of the lender. If the borrower changes the bylaws without the consent of the lender, the modified part shall not have legal effect on the lender.

17.9 Where the transfer of the borrower's operational assets involves more than 30% of the borrower's total assets, it shall be reported to the lender for prior written consent.

17.10 The borrower shall not enter into any contract or document detrimental to the interests of the lender or engage in any activity that prejudice the interests of the lender;

17.11 During the loan repayment period, the borrower shall not pay dividends to shareholders/investors, etc., and the shareholder shall not misappropriate or withdraw funds in any way during the business period, which will affect the normal operation of the borrower;

17.12 In the event of or about to occur any event which would materially and adversely affect the financial condition of the guarantor or its ability to perform its guarantee obligations, the borrower shall promptly provide a new guarantee approved by the lender;

17.13 If the value of the pledge under this contract is reduced and in turn affect the security of the loan, the borrower shall make up the security within the time limit required by the lender, and the guarantor and the lender shall sign a valid security contract according to law;

17.14 The borrower will strengthen environmental and social risk management, continuously improve the internal management system of environmental and social risks, and ensure its compliance with the requirements of laws and regulations. Where there may be significant environmental and social risks involved, the borrower will report to the lender in writing in a timely manner and voluntarily accept the supervision of the lender.

Article 18 Default of lender

The occurrence of one or more of the following events shall constitute an event of default of the lender:

18.1 If the lender fails to provide the loan to the borrower in accordance with the provisions hereof without any valid reason for fulfilling the obligations hereunder and meeting the loan conditions;

18.2 Stop issuing or call back the loan in advance without any good reason as stipulated in this contract;

18.3 Interest is not calculated and collected in accordance with the relevant provisions of the People's Bank of China on interest rates.

The borrower shall have the right to require the lender to cure the breach of contract within a specified period of time. Where losses have been caused to the borrower, the borrower shall have the right to demand compensation from the lender for such losses.

Article 19 Default of borrower

An event of default of the borrower is the occurrence of one or more of the following circumstances:

19.1 The borrower fails to pay the outstanding debts related to the lender at maturity, including but not limited to the principal, interest and other expenses agreed in the contract and related contracts, documents and other expenses;

19.2 The borrower fails to use the loan funds for the purposes specified in this contract or other relevant contracts or documents signed with the lender;

19.3 The borrower has not fully performed its obligations under this contract or other relevant contracts, documents or expenditure items signed with the lender or has not fully complied with the contractual provisions and has not taken remedial measures satisfactory to the lender upon receipt of written notice from the lender;

19.4 The borrower, as a party, does not repay or indicates that it will not repay any debt under a loan contract or other contract with the lender or a third party;

19.5 According to the reasonable judgment of the lender, there are any other events that may endanger or damage the rights and interests of the lender under this contract, such as obvious deterioration of the capacity of being guarantor under this contract, major changes in the market conditions or national policies related to the operation of the borrower, adverse effects on the operation of the borrower and so on;

19.6 Failure to comply with the commitments;

19.7 Exceeding the agreed financial indicators;

19.8 Other circumstances that the lender considers to be sufficient to affect the realization of the creditor's right.

Article 20 Where the borrower breaches the contract, the lender shall have the right to adjust, reduce, suspend or terminate the loan disbursement hereunder according to the significance of the events and shall have the right to take some or all of the following measures:

20.1 Declare the foreclosure, in whole or in part, of the outstanding principal and interest of loans/trade finance and other payables under this contract and other contracts between the borrower and the lender;

20.2 Exercise of guarantee rights;

20.3 Stop loan disbursement;

20.4 Unilaterally terminate the contract;

20.5 Require the borrower to correct the default within a time limit;

20.6 Require the borrower to pay 1% of the contract amount as liquidated damages. If the liquidated damages are insufficient to compensate the lender's losses, the borrower shall continue to bear the liability for compensation;

20.7 Require the borrower to bear all reasonable expenses (including but not limited to legal costs and attorney's fees) incurred by the lender for the realization of the creditor's right;

20.8 The borrower is required to provide or pursue guarantor in the form of, but not limited to, guarantee, mortgage and pledge;

20.9 Take other measures in accordance with relevant laws and this contract to safeguard its rights and interests hereunder.

Article 21 Expenses

21.1 The registration fee of real estate mortgage that may be generated during the execution of this contract shall be borne by the lender, and the appraisal fee of real estate shall be borne by the borrower as the principal. If there are other mandatory provisions in laws, regulations and other normative legal documents, such requirements shall apply. Other expenses incurred in the execution and performance of this contract shall be borne by each party in accordance with the requirements of laws, regulations, administrative rules and other formal documents.

21.2 All expenses actually incurred by the lender to realize the creditor's right (including but not limited to litigation expenses, lawyers' fees, notarization fees and execution fees) shall be borne by the borrower. The lender shall have the right to claim repayment from the borrower and the guarantor at any time for the expenses paid in advance to protect its own interests. Interest on the expenses paid in advance shall be calculated based on the interests of deposits and collected from the date of advance payment.

Article 22 The validity of the evidence recorded by the lender

Unless there is a reliable and adverse evidence, relevant records, such as the principal, interest, fees, repayment history, other internal accounting records, documents of borrower’s loan, repayment, interest paid occurred in the process of the business, records of collection, are all effective evidence of loan relations between the parties. The borrower shall not raise any objection merely because the above-mentioned records, entries, documents and vouchers are made or retained by the lender unilaterally.

Article 23 Rights reserved

The rights of the lender under this contract shall not affect or exclude any rights of the lender under laws, regulations and other contracts. Any delay or default behavior with allowance, forgiveness, preferential or delay the exercise of any right under this contract does not constitute a waiver of rights under this contract, or any approval for any violation of this contract, does not limit, restrain and obstruct the right to continue to exercise of any other right, and does not create to any obligations and responsibilities on the lender.

Article 24 Except for the debts under this contract, if the borrower has other debts in maturity owed to the lender, the lender shall be entitled to collect from any account opened by the borrower with any branch of Postal Savings Bank of China in first priority. The borrower should actively cooperate with, and the lender shall promptly notify the borrower after the collection.

Article 25 The borrower agrees to accept such methods of collection as telephone calls, SMS reminders and collection letters from the lender, and shall be responsible for the authenticity of the reserved telephone number and mailing address. The recipient of the reserved telephone number shall be deemed to be the borrower. After the borrower changes its telephone number and mailing address, it shall notify the lender before the interest settlement date of the current period. Otherwise, the borrower shall bear the adverse consequences arising therefrom. Other collection methods such as phone calls and short messages have the same legal effect as collection letters.

Article 26 Notice

26.1 Except as otherwise agreed in this contract, all notices, requests, requirements under this contract and other information shall be in written form, and send to address, fax, or E-mail recorded in the special terms of this contract. Both parties shall be responsible for the authenticity of the address, fax number, E-mail, and confirm its validity.

26.2 The parties hereto agree that any written materials delivered by hand shall be deemed to have been delivered upon signature of the recipient (if the recipient refuses to accept the materials, it shall be deemed to have been delivered on the date of refusal). If it is sent by postal or express mail, it shall be deemed to have been delivered within 7 days from the date of record in the original postmark, no matter if the recipient actually signs for it. If it is sent by fax or E-mail, the date on which the sender successfully sends it shall be deemed to have been delivered, no matter if the recipient has actually received it. Where a public announcement is made in the media, the date of the announcement shall be deemed as the date of service. However, all documents sent by the borrower to the lender shall be signed (including received by hand) by the lender before being deemed to have been delivered.

26.3 Either party hereto shall promptly notify the other party if it intends to change its mailing address, fax number or E-mail address. The original contact information of the other party shall be deemed to be the effective contact information of the other party until the other party receives the change of contact information via agreed means under this contract.

26.4 The mailing address, fax number or E-mail number provided herein and the alteration procedure thereof shall apply to all the procedures under this contract, including the judicial procedure for arbitration or litigation in case of any dispute arising out of this contract. The parties to this contract (including the people's court accepting the dispute and the arbitration institution) shall have the right to deliver and serve legal documents according to the mailing address, fax number or E-mail number provided herein.

Article 27 Notarization

If required by the lender, the borrower shall cooperate with the lender to perform compulsory notarization of this contract. If the borrower fails to perform its obligations hereunder after compulsory notarization, the lender may apply to the competent people's court for compulsory execution according to law.

Article 28 This contract shall be governed and interpreted by the laws of the People's Republic of China (except Hong Kong, Macao and Taiwan).

Article 29 For dispute resolution, see Part II Article 14 of this contract.

Article 30 For special provisions, see Part II Article 15 of this contract.

Article 31 Copies of the contract are stipulated in Part II Article 16 of this contract.

Article 32 Validation, alteration and termination of a contract

32.1 This contract shall come into force after it is signed by the legal representative (person in charge) or authorized agent of the borrower and the person in charge or an authorized agent of the lender and affixed with official seal (or special seal for contracts).

32.2 After this contract comes into force, neither party shall arbitrarily modify or terminate this contract. Unless otherwise agreed herein, if the contract needs to be modified or cancelled, it shall be modified or cancelled in writing upon mutual agreement by both parties. If the borrower requests to change or terminate the contract in advance, it shall notify the lender in writing one month in advance.

Part II Special Terms

Lender: Postal Savings Bank of China Co., Ltd. Shenzhen Luohu District Branch

Address: Floor 2, Postal Building, No.3040, Shennan East Road, Luohu District, Shenzhen

Telephone: ********** ______ Fax: **********

Person in charge: Hong Chen

Borrower: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Address: Floor 6, Building 1, No.1111, Shayan Road, Yantian District, Shenzhen

Telephone: ********** _____ Fax: __________

Legal representative/person in charge: Jinlong Yang

Article 2 Section 2.2 should apply to this contract:

2.1 Individual contract, at the time of execution of this contract, shall not be subordinate to any other credit extension contract signed by the borrower and the lender.

2.2 Individual contract under Small Business Credit Line Contract No. 44008995100118101007 signed by the borrower, Shenzhen Yangang Mingzhu Freight Industry Co., Ltd., and the lender, Postal Savings Bank of China Co., Ltd. Luohu District Branch.

Article 3 The currency of this loan is RMB, the principal amount of which is (in words) Nine Million Yuan Only, (in figures) ¥9000000.00 (in case of inconsistency of words and figures, the words shall prevail, the same below).

Article 4 The purpose of the loan under this contract is to pay transportation expenses.

Article 5 The term of the loan under this contract shall be determined with Section 5.1 below:

5.l the maximum term of the individual loan under this contract shall not exceed 24 months.

5.2 the term of the loan is / month, from / year / month / day to / year / month / day.

Article 6 Interest rate of loan

6.1 The loan interest rate of the contract shall be determined in accordance with Section 6.1.1 below:

6.1.1 The lender shall set the rate on a case-by-case basis, and the specific interest rate shall be subject to the provisions of the Receipt.

6.1.2 The benchmark interest rate is the lending rate of the same grade announced by the People's Bank of China for the same period, floating by / % / (up/down).

6.1.3 Fixed interest rate, annual interest rate is / %, the loan interest rate remains unchanged within the term of the loan.

6.2 Before drawdown, if the benchmark interest rate is adjusted and applied to the loan hereunder, the new benchmark interest rate shall be applied and the loan interest rate shall be redetermined according to the agreed floating rate ratio. If the benchmark interest rate is adjusted after the drawdown, the loan interest rate shall be determined in accordance with Section 6.2.1 below:

6.2.1 If the period from the date of drawdown to the date of repayment is less than one year (inclusive), the interest rate of this contract shall be calculated without subsection; if the term is more than one year, the new interest rate shall be determined and implemented in accordance with the benchmark interest rate after the adjustment and the agreed floating rate ratio starting from January 1 of the following year.

6.2.2 There shall be no adjustment within the term of the loan.

Article 7 The loan hereunder may be used by the borrower in accordance with Section 7.1 below:

7.1 For recurring use, the borrower may repeatedly use the loan within the valid period of the credit line, and the total amount of the loan may not exceed the amount agreed in this contract. The borrower shall withdraw the amount of the loan within 15 days after the approval of the lender.

7.2 For non-recurring use, the borrower may withdraw the loan in various times within the validity period of the credit line, and the total amount of the loan shall not exceed the amount agreed in this contract. The borrower shall draw the amount within 15 days after the approval of the lender.

7.3 The borrower shall withdraw the whole amount of loan in once on / year / month / day.

7.4 The borrower shall make drawdown in various times according to the following time periods:

Withdrawal time	Withdrawal amounts
／	／
／	／
／	／

Article 8 The borrower authorizes the lender to transfer the loan into the following account, and the interest of the loan shall be counted from the actual disbursement date:

Name of lender: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Account number: **********

Bank: Postal Savings Bank of China Shenzhen Shayan Branch

If the borrower modifies the account, it shall be done with the lender, and the modified account shall be opened with the lender.

Article 9 Upon consensus through negotiation, the borrower shall repay the principal and interest of the loan in the way as provided under Section 9.5:

9.1 Using / (monthly/quarterly) equal loan repayments method.

9.2 Paying interest / (monthly/quarterly), lump-sum repayment for principal when due.

9.3 Equal loan repayments by tranches, with a grace period of / month.

9.4 Bullet repayment scheme.

9.5 Fixed periodic interest settlement, paying principal according to the repayment plan.

9.6 Fixed periodic interest settlement, paying principal arbitrarily.

Article 10 Repayment account

Repayment account name: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Repayment account number: **********

Bank: Postal Savings Bank of China Shenzhen Shayan Branch

Article 11 In question of whether the loan under this contract can be prepaid, Section 11.1 below shall be applicable:

11.1 The borrower may apply for prepayment after timely repayment of the principal and interest of / terms of repayments, without paying prepayments compensation.

11.2 Prepayments are not allowed.

Article 12 Term adjustment

12.1 The term of loan under this contract is non-extendable (extendable / non-extendable).

12.2 The term of loan under this contract is not allowed to be shortened (allowed to be shortened / not allowed to be shortened).

Article 13 The form of guarantee under this contract includes (optional for reelection according to the actual situation):

■ This contract is the main contract of The Maximum Mortgage Contract of Small Business coded 4408995100418101007 and signed by the mortgagors, Jinlong Yang and Jinhua Yang, and the lender.

☐ This contract is the main contract of the Maximum Pledge Contract of Small Business coded /         and signed by the pledgor          /            and the lender

■ This contract is the main contract of The Maximum Guarantee Contract of Small Business coded 4408995100618101007 and signed by the guarantors, Jinlong Yang and Jinhua Yang, and the lender.

■ Mortgage is secured by mortgagors, Jinlong Yang and Jinhua Yang.

☐ Pledge is secured by pledgor            /            .

■ Guarantee is secured by guarantors, Jinlong Yang and Jinhua Yang.

● Other security methods: .

Article 14 Any dispute arising from the performance of this contract shall be settled by both parties through negotiation or mediation. If no agreement can be reached through negotiation or mediation, it shall be settled in way as determined in Section 14.2 below:

14.1 Bring a lawsuit to the People's Court with jurisdiction in the place where the lender domicile.

14.2 Apply to Shenzhen arbitration commission for arbitration in accordance with its arbitration rules in effect. The arbitration award shall be final and binding upon both parties.

During the period of litigation or arbitration, provisions of this contract that do not involve dispute shall still be performed

Article 15 Special provisions. The borrower and the borrower agree as follows:

The repayment plan is to pay interest on a monthly basis. The principal shall be paid with RMB 300,000 every quarter, and the balance shall be settled in one time when due.

Article 16 Copies of the contract

This contract is made in triplicate, one for the borrower and two for the lender,       /       , each of which has the same legal effect.

(The following is the signature and seal page, no text)

Borrower's declaration: the lender has reminded us with the relevant terms of this contract (especially the terms in boldface) in accordance with the law, and has explained the concept, content and legal effect of the relevant terms at our request. We have known and understood the above terms.

Lender (signature)

Postal Savings Bank of China Co., Ltd. Shenzhen Luohu District Branch [Corporate Seal Affixed Here]

Responsible person or authorized agent

/s/ Yudong Jie

October 27, 2018

Borrower (signature)

Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [Corporate Seal Affixed Here]

Legal representative/person in charge or authorized agent

/s/ Jinlong Yang

October 24, 2018